Exhibit 99.1

PLx Pharma and Dipexium Pharmaceuticals Complete Merger

— PLx to focus on commercialization of Aspertec —

HOUSTON, TX – April 19, 2017 – PLx Pharma Inc. (NASDAQ: PLXP) (“PLx”), a late-stage specialty pharmaceutical company focused on commercializing two patent-protected products: Aspertec 325 mg and Aspertec 81 mg (referred to together as “Aspertec”™), has completed its previously announced merger with Dipexium Pharmaceuticals, Inc. (“Dipexium”), effective as of April 19, 2017. The combined company—which changed its name to PLx Pharma Inc. immediately following the merger—will begin trading on the NASDAQ Capital Market under the symbol “PLXP” on April 20, 2017.

“With the successful completion of this merger, we have strengthened the foundation of PLx and are now well positioned to advance our development efforts for Aspertec and prepare for commercialization of this important cardiovascular product,” stated Natasha Giordano, President and Chief Executive Officer of PLx.

PLx will initially focus on completion of manufacturing scale-up and label finalization for its FDA approved Aspertec 325 mg aspirin dosage form, and filing of a supplemental new drug application (“sNDA”) for Aspertec 81 mg maintenance dose form. Aspertec is being developed to provide high-risk cardiovascular and stroke patients with more reliable and predictable antiplatelet efficacy as compared to enteric coated aspirin, while also reducing the adverse gastric events common in an acute setting.

In connection with the completion of the merger, Dipexium effected a reverse stock split of its issued and outstanding shares of common stock at a ratio of 1-for-8. The holders of shares of PLx common stock outstanding immediately prior to the merger received, as merger consideration, shares of common stock in the combined company representing 76.75% of the outstanding shares of the combined company. Immediately following the merger, there were 6,037,824 shares of common stock of the combined company outstanding.

The combined company will continue to operate under the leadership of the PLx management team with Michael Valentino serving as Executive Chairman of the Board of Directors and Natasha Giordano serving as President and Chief Executive Officer.

About Aspertec

Aspertec is an approved aspirin product developed to provide reliable and predictable antiplatelet activity. PLx is focused on completing manufacturing scale-up and label finalization for Aspertec 325 mg aspirin dosage form and preparing an sNDA for Aspertec 81 mg maintenance dose form.

About PLx Pharma Inc.

PLx Pharma Inc. is a late-stage specialty pharmaceutical company focused on developing its clinically validated and patent-protected PLxGuard™ delivery system to provide safe and effective aspirin products. The PLxGuard delivery system works by targeting delivery of active pharmaceutical ingredients (API) to various portions of the gastrointestinal (GI) tract. PLx believes this has the potential to improve the absorption of many drugs currently on the market or in development, and to reduce acute GI side effects—including erosions, ulcers and bleeding—associated with aspirin and ibuprofen, and potentially other drugs.

To learn more about PLx Pharma Inc. and its pipeline, please visit www.plxpharma.com.

Forward Looking Statements

Any statements made in this press release relating to future financial or business performance, conditions, plans, prospects, trends, or strategies and other financial and business matters, including without limitation, the prospects for commercializing or selling any products or drug candidates, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, when or if used in this press release, the words “may,” “could,” “should,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “predict” and similar expressions and their variants, as they relate to PLx may identify forward-looking statements. PLx cautions that these forward-looking statements are subject to numerous assumptions, risks, and uncertainties, which change over time. Important factors that may cause actual results to differ materially from the results discussed in the forward-looking statements or historical experience include risks and uncertainties, including the failure by PLx to secure and maintain relationships with collaborators; risks relating to clinical trials; risks related to any litigation or post-closing disputes arising out of matters related to PLx’s merger with Dipexium; risks relating to the commercialization, if any, of PLx’s proposed product candidates (such as marketing, regulatory, product liability, supply, competition, and other risks); dependence on the efforts of third parties; dependence on intellectual property and risks that PLx may lack the financial resources and access to capital to fund proposed operations. Further information on the factors and risks that could affect PLx’s business, financial conditions and results of operations are contained in PLx’s filings with the U.S. Securities and Exchange Commission (SEC), which are available at www.sec.gov. Other risks and uncertainties are more fully described in Dipexium’s Registration Statement on Form S-4 filed with the SEC, and in other filings that PLx will make going forward. The forward-looking statements represent PLx’s estimate as of the date hereof only, and PLx specifically disclaims any duty or obligation to update forward-looking statements.

Contact:

Investor Relations

Lisa M. Wilson

T: 212-452-2793

E : lwilson@insitecony.com

Media:

Ann Smith

Coyne Public Relations

T: 973-588-2385

E: asmith@coynepr.com

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